UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 28, 2003


                                   VALERO L.P.
             (Exact name of registrant as specified in its charter)

           Delaware                       1-16417                74-2956831
 (State or other jurisdiction    (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)

                 One Valero Place
                San Antonio, Texas                        78212
     (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (210) 370-2000

                         ------------------------------

Item 7.    Financial Statements and Exhibits.

     (c)   Exhibits.

     99.1  Press Release dated July 28, 2003.


Item 12. Results of Operations and Financial Condition.

On July 28, 2003, Valero L.P. (the "Partnership") issued a press release announcing financial results for the quarter ended June 30, 2003. A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference. The press release discloses certain financial measures (EBITDA and distributable cash flow) that are non-GAAP financial measures as defined under SEC rules. The press release furnishes a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Reasons for the Partnership's use of these non-GAAP financial measures are disclosed in the Partnership's annual report on Form 10-K for the year ended December 31, 2002, under the caption "Item 6. Selected Financial Data."

The information in this report is being furnished, not filed, pursuant to Item 12 of Form 8-K. Accordingly, the information in Item 12 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      VALERO L.P.

                                      By:   Riverwalk Logistics, L.P.
                                            its general partner

                                            By:  Valero GP, LLC
                                                 its general partner



Date: July 28, 2003                              By:   /s/Bradley C. Barron
                                                      --------------------------
                                                 Name:    Bradley C. Barron
                                                 Title:   Corporate Secretary

                                  EXHIBIT INDEX

    Number   Exhibit
    ------   -------

    99.1     Press Release dated July 28, 2003.

                                                                    Exhibit 99.1

                                Valero L.P. Reports
                           Second Quarter Earnings and
                         Announces Distribution Increase

SAN ANTONIO, July 28, 2003 -- Valero L.P. (NYSE: VLI) today announced net income applicable to limited partners of $17.1 million, or $0.79 per unit, for the second quarter of 2003, compared to $14.6 million, or $0.76 per unit, for the second quarter of 2002. For the first six months of 2003, net income applicable to limited partners was $28.8 million, or $1.40 per unit, compared to $24.2 million, or $1.26 per unit, for the same period last year. Distributable cash flow before the general partner's interest for the second quarter was $24.2 million, compared to $18.1 million for the second quarter of 2002.

With respect to the quarterly distribution to unitholders payable for the second quarter of 2003, Valero L.P. today announced that it has declared a distribution of $0.75 per unit payable August 14, 2003 to holders of record as of August 5, 2003. This distribution represents an increase of $.05 per unit over the distribution for the first quarter paid in May 2003.

The increase in net income for the quarter was primarily related to the benefit from the pipeline and feedstock storage assets acquired March 18, 2003 from Valero Energy Corporation. The increase was partially offset by the effect of reduced throughput volumes related to unplanned refinery outages at Valero Energy's Benicia, Texas City and Ardmore refineries during the quarter.

"We are pleased to be able to report both good financial results and another increase in the quarterly distribution for the partnership," said Curt Anastasio, Chief Executive Officer. "This represents the third five-cent increase in the quarterly distribution since we went public in April 2001 and reflects the continuing successful growth of the partnership. Our most recent acquisition of pipelines and feedstock storage assets from Valero Energy in March of this year continues to perform well and is exceeding our initial expectations."

"We remain in a great position to grow our asset base. Our primary goal continues to be to further increase cash distributions to unitholders through additional accretive acquisitions and internal growth opportunities while maintaining our solid financial position," said Anastasio.

A conference call with management is scheduled for 11:00 a.m. ET (10:00 a.m. CT) today, (July 28), to discuss the financial and operational results for the second quarter of 2003. Anyone interested in listening to the presentation can call 800/901-5213, ID 98952190, or listen via the internet on the company's web site at www.valerolp.com.

Valero L.P. owns and operates crude oil and refined product pipelines, refined product terminals and refinery feedstock storage assets primarily in Texas, New Mexico, Colorado, Oklahoma and California. The partnership transports refined products from Valero Energy's refineries to established and growing markets in the Mid-Continent, Southwest and the Texas-Mexico border region of the United States. In addition, its pipelines and storage facilities primarily supply six of Valero Energy's key refineries with crude oil and other feedstocks as well as provide access to domestic and foreign crude oil sources.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of Valero L.P. All forward-looking statements are based on the partnership's beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership's current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in Valero L.P.'s 2002 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

For more information, visit Valero L.P.'s web site at www.valerolp.com.

                                   Valero L.P.
                       Consolidated Financial Information
                             June 30, 2003 and 2002
                   (unaudited, in thousands, except unit data,
                     per unit data and barrel information)



                                                             Three Months Ended               Six Months Ended
                                                                  June 30,                        June 30,
                                                       ----------------------------       --------------------------
                                                           2003            2002              2003           2002
                                                           ----            ----              ----           ----
 Statement of Income Data (Note 1):
  Revenues                                             $    47,542      $    30,030       $    79,358    $    56,054
                                                       -----------      -----------       -----------    -----------
  Costs and expenses:
      Operating expenses                                    16,335            9,565            27,996         18,749
      General and administrative expenses                    1,670            1,698             3,514          3,487
      Depreciation and amortization                          7,269            3,876            11,552          8,231
                                                       -----------      -----------       -----------    -----------
         Total costs and expenses                           25,274           15,139            43,062         30,467
                                                       -----------      -----------       -----------    -----------
  Operating income                                          22,268           14,891            36,296         25,587
      Equity income from Skelly-Belvieu
        Pipeline Company                                       600              844             1,331          1,522
      Interest expense, net (Note 2)                        (4,736)            (796)           (7,113)        (1,352)
                                                       -----------      -----------       -----------    -----------
  Income before income tax expense                          18,132           14,939            30,514         25,757
      Income tax expense (Note 3)                             -                -                 -               395
                                                       -----------      -----------       -----------    -----------
  Net income                                                18,132           14,939            30,514         25,362
      Net income applicable to general partner
        including incentive distributions (Note 3)          (1,066)            (299)           (1,690)        (1,144)
                                                       -----------      -----------       -----------    -----------
  Net income applicable to limited partners            $    17,066      $    14,640       $    28,824    $    24,218
                                                       ===========      ===========       ===========    ===========

  Net income per unit applicable to limited
     partners (Note 4)                                 $      0.79      $      0.76       $      1.40    $      1.26
  Weighted average number of limited
     partnership units outstanding (Note 5)             21,702,990       19,253,894        20,635,667     19,247,789
  Earnings before interest, taxes and
     depreciation and amortization (EBITDA, Note 6)    $    30,137      $    19,611       $    49,179    $    35,340
  Distributable cash flow (Note 6)                          24,234           18,081            39,724         32,558


 Operating Data (barrels/day):
     Crude oil pipeline throughput                         348,390          360,558           340,619        336,605
     Refined product pipeline throughput                   396,639          303,654           347,000        283,375
     Refined product terminal throughput                   233,881          179,915           205,495        177,877
     Crude oil tank throughput                             475,280              -             277,468            -


                                                           June 30,         June 30,           March 31,   December 31,
                                                            2003              2002               2003         2002
                                                            ----              ----               ----         ----
 Balance Sheet Data:
     Long-term debt, including current portion (Note 2) $   365,231     $   101,076       $    383,891    $  109,658
     Partners' equity (Note 5)                              385,636         291,932            362,590       293,895
     Debt-to-capitalization ratio                             48.6%           25.7%              51.4%         27.2%



                  See accompanying notes on the following page.

                                   Valero L.P.
                 Consolidated Financial Information - Continued
                             June 30, 2003 and 2002


Notes:
     1. Effective March 18, 2003, Valero L.P. and Valero Energy Corporation (Valero Energy) entered into (i) a contribution agreement whereby Valero Energy contributed to Valero Logistics Operations, L.P. (Valero Logistics) certain crude oil and other feedstock tank assets in exchange for an aggregate amount of $200,000,000 in cash, and (ii) a contribution agreement whereby Valero Energy contributed to Valero Logistics certain refined product pipelines and refined product terminals (referred to as the South Texas Pipelines and Terminals) in exchange for an aggregate amount of $150,000,000 in cash. Effective January 7, 2003, Valero L.P. acquired an asphalt terminal in Pittsburg, California from Telfer Oil Company for $15,100,000. The statement of income for the three months ended June 30, 2003, includes $8,470,000 of operating income related to the tank assets and the South Texas Pipelines and Terminals and $368,000 of operating income related to the Telfer asphalt terminal. The statement of income for the six months ended June 30, 2003, includes $10,373,000 of operating income related to the tank assets and the South Texas Pipelines and Terminals for the period from March 19, 2003 through June 30, 2003, and $911,000 of operating income related to the Telfer asphalt terminal. Partially offsetting the increase in operating income resulting from the acquisitions is an increase in net interest expense due to additional borrowings to partially fund the 2003 acquisitions.


     2. Interest expense increased for the three months and six months ended June 30, 2003 as compared to the three months and six months ended June 30, 2002 primarily due to interest expense related to $250,000,000 of 6.05% senior notes issued on March 18, 2003 and $100,000,000 of 6.875%
        senior notes issued in July of 2002. The proceeds from the 6.875% senior note offering were used to repay borrowings under the variable-rate revolving credit facility. The private placement of the 6.05% senior notes and $25,000,000 of borrowings under the revolving credit facility were used to fund a portion of the acquisitions discussed in Note 1 and the redemption of common units discussed in Note 5. During the six months ended June 30, 2003, Valero Logistics entered into various interest rate swaps, which effectively convert $167,500,000 of fixed rate debt to variable rate debt.


     3. Net income for the six months ended June 30, 2002 includes $650,000 (net of income tax expense of $395,000) related to the Wichita Falls Business for the month ended January 31, 2002. Such net income was allocated entirely to the general partner.


     4. Net income is allocated between limited partners and the general partner's interests. Then such apportioned net income applicable to the limited partners is divided by the weighted average number of limited partnership units outstanding for such class. Net income per unit applicable to limited partners for the three months ended June 30, 2003 was impacted by the net increase in common units outstanding as a result of the March 2003 common unit offering and the April 2003 overallotment exercise. As a result, the net income per unit applicable to limited partners for the first and second quarters of 2003 does not equal the year-to-date sum of the 2003 per unit amount.


     5. On March 18, 2003, Valero L.P. redeemed from Valero Energy 3,809,750 common units for $134,065,000 in cash, using a portion of the proceeds from the $250,000,000 private placement of 6.05% senior notes discussed in Note 2. Also on March 18, 2003, Valero L.P. closed on a public offering of 5,750,000 common units for total proceeds of $202,342,000, net of underwriters' discount. On April 16, 2003, Valero L.P. closed on the exercise of a portion of the overallotment option by selling 581,000 common units for total proceeds of $20,445,000, net of underwriters' discount. As a result of these common unit transactions, Valero Energy's aggregate ownership interest in Valero L.P. was reduced to 48.2%, including Riverwalk Logistics, L.P.'s 2% general partner interest.

                                   Valero L.P.
                 Consolidated Financial Information - Continued
                             June 30, 2003 and 2002


     6. The following is a reconciliation of income before income tax expense to EBITDA and distributable cash flow (in thousands):

                                                    Three Months Ended                Six Months Ended
                                                          June 30,                       June 30,
                                                  ----------------------         -------------------------
                                                     2003         2002             2003            2002
                                                     ----         ----             ----            ----

  Income before income tax expense                $  18,132    $  14,939         $  30,514       $  25,757
    Plus interest expense, net                        4,736          796             7,113           1,352
    Plus depreciation and amortization                7,269        3,876            11,552           8,231
                                                  ---------    ---------         ---------       ---------
  EBITDA                                             30,137       19,611            49,179          35,340
    Less equity income from Skelly-Belvieu
     Pipeline Company                                  (600)        (844)           (1,331)         (1,522)
    Less interest expense, net                       (4,736)        (796)           (7,113)         (1,352)
    Less reliability capital expenditures            (1,446)        (741)           (2,638)         (1,530)
    Plus distributions from Skelly-Belvieu
     Pipeline Company                                   879          851             1,627           1,622
                                                  ---------    ---------        ----------      ----------
  Distributable cash flow                         $  24,234    $  18,081        $   39,724      $   32,558
                                                  =========    =========        ==========      ==========
